UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2004

American Financial Realty Trust
(Exact Name of Registrant as Specified in Charter)

Maryland	1-31678	02-0604479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 The Fairway Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 887-2280

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2004, we completed the acquisition of a major portfolio of properties from Bank of America, N.A. The portfolio includes 248 properties, of which 191 are bank branches and 57 are office buildings, aggregating 7.3 million square feet. Our purchase price for the portfolio was approximately $535 million, excluding transaction-related expenses. Bank of America has leased approximately 4.5 million square feet, or 62%, of the portfolio for a term of 15 years at an annual triple net rental rate equal to approximately 8.6% of the purchase price for the leased space (excluding certain additional rent payable in the first 12 months of the lease term) and will be entitled to occupy an additional approximately 1.3 million square feet, or 18%, of the portfolio on a rent-free basis for a weighted average term of six months. The lease permits Bank of America to reduce its long-term leased premises by up to 200,000 square feet after the end of the second lease year upon payment of a termination fee equal to approximately $3.00 per square foot and up to an additional 200,000 square feet after the end of the third lease year upon payment of a termination fee equal to approximately $4.50 per square foot. Additionally, Bank of America has the right to reduce its long-term leased premises by up to 150,000 square feet after three and one-half lease years and eight and one-half lease years without penalty. All such rights are cumulative, such that if Bank of America does not exercise its termination rights in any year, it carries over any such unexercised rights into future years. Bank of America Corporation has guaranteed the lessee’s obligations under the lease. At closing approximately 13% of the portfolio was leased to third party tenants and 7% of the portfolio was vacant.

We financed the acquisition with available cash, a portion of the proceeds from the sale of $135 million of our 4.375% convertible senior notes due 2024 in a private placement, and an advance of $300 million under our Deutsche Bank warehouse line of credit, which bears interest at LIBOR + 1.75%.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On September 30, 2004, we amended our Deutsche Bank warehouse line of credit by increasing the maximum available under the warehouse line of credit from $300 million to $400 million. The additional funds under the Deutsche Bank warehouse line of credit were made available at the same interest rate and maturity date as set forth in the existing loan agreement.

Item 9.01	Financial Statements and Exhibits.

In accordance with Rule 3-14 and Article 11 under Regulation S-X, as referenced by Items 9.01(a) and 9.01(b) of Form 8-K, the Registrant is required to furnish (i) certain financial statements relating to the acquired property and (ii) certain pro forma information with regard to the Registrant in filing this Form 8-K. Such financial statements and pro forma information will be filed as part of an amendment to this Form 8-K as soon as practicable following the date of filing hereof, but, in accordance with Item 9.01(a)(4) of Form 8-K, not later than 71 days after the date that the initial report on Form 8-K must be filed.

(c)	Exhibits.

Exhibit Number	Exhibit Title
10.1	Agreement of Sale and Purchase between Bank of America, N.A. and First States Group, L.P. dated September 27, 2004

10.2	Master Lease Agreement between First States Investors 5200, LLC, as Landlord, and Bank of America, N.A., as Tenant, dated October 1, 2004

10.3	Guarantee, dated as of October 1, 2004, executed by Bank of America Corporation in favor of First States Investors 5200, LLC.

10.4	First Amendment to Loan Agreement, dated as of August 9, 2004, by and among First States Investors DB I, LLC, Deutsche Bank AG and La Salle Bank National Association.

10.5	Second Amendment to Loan Agreement, dated as of September 30, 2004, by and among First States Investors DB I, LLC, Deutsche Bank AG and La Salle Bank National Association.

10.6	Amended and Restated Promissory Note, dated as of September 30, 2004, by First States Investors DB I, LLC, in favor of Deutsche Bank AG, in the principal amount of up to $400,000,000.

10.7	Guaranty and Indemnity, dated as of September 30, 2004, by and between First States Group, L.P. and Deutsche Bank AG.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL REALTY TRUST

By:	/s/ Edward J. Matey Jr.
Edward J. Matey Jr.
Senior Vice President and General Counsel

Dated: October 7, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Agreement of Sale and Purchase between Bank of America, N.A. and First States Group, L.P. dated September 27, 2004

10.2	Master Lease Agreement between First States Investors 5200, LLC, as Landlord, and Bank of America, N.A., as Tenant, dated October 1, 2004

10.3	Guarantee, dated as of October 1, 2004, executed by Bank of America Corporation in favor of First States Investors 5200, LLC.

10.4	First Amendment to Loan Agreement, dated as of August 9, 2004, by and among First States Investors DB I, LLC, Deutsche Bank AG and La Salle Bank National Association.

10.5	Second Amendment to Loan Agreement, dated as of September 30, 2004, by and among First States Investors DB I, LLC, Deutsche Bank AG and La Salle Bank National Association.

10.6	Amended and Restated Promissory Note, dated as of September 30, 2004, by First States Investors DB I, LLC, in favor of Deutsche Bank AG, in the principal amount of up to $400,000,000.

10.7	Guaranty and Indemnity, dated as of September 30, 2004, by and between First States Group, L.P. and Deutsche Bank AG.